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                                                                     Exhibit 4.1


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                SAFESCIENCE, INC.

           -----------------------------------------------------------
            Pursuant to Section 78.390 of the Nevada Revised Statutes
           -----------------------------------------------------------

      The undersigned, being the Senior Vice President and Secretary of SafeScience, Inc., a corporation organized and existing under the laws of the State of Nevada, (the "Corporation") does hereby certify:

      1. The name of the Corporation is SafeScience, Inc.

      2. That the Board of Directors of said corporation at a meeting duly convened, held on September 14, 2001, adopted a resolution to amend the articles as follows:

            (a) That Section 1, which sets forth the name of the Corporation, be removed in its entirety and the following be inserted in lieu thereof:

            The name of the Corporation is GlycoGenesys, Inc.

            (b) That Section 10, which prohibits preemptive rights, be removed in its entirety and the following be inserted in lieu thereof:

            No shareholder of the Corporation shall have any preemptive rights unless otherwise provided by these Articles of Incorporation or a contract duly entered into by this Corporation.

      3. The total number of outstanding shares of Common Stock of the Corporation having voting power as of September 14, 2001 was 29,183,533.

      4. The amendment set forth above was adopted, pursuant to Section 78.390 of the Nevada Revised Statutes, by the affirmative vote of stockholders owning at least a majority of the outstanding shares entitled to vote therein given at the special meeting of the stockholders held on October 31, 2001.

      5. Signature:

/s/ John W. Burns
------------------------------------
John W. Burns, Senior Vice President
and Secretary